UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 5, 2015

MURPHY OIL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-8590	71-0361522
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Peach Street
P.O. Box 7000, El Dorado, Arkansas	71730-7000
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 870-862-6411

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 5, 2015, Murphy Oil Corporation (the “Company”) announced the appointment, effective March 1, 2015, of Keith Caldwell to the position of Senior Vice President & Controller.  Mr. Caldwell, age 53, currently serves as Vice President, Finance for the Company’s subsidiary, Murphy Exploration & Production Company.  Mr. Caldwell’s compensation subsequent to his promotion will include a base salary of $385,000, with a target bonus of 55% under the Company’s 2012 Annual Incentive Plan.

Todd Montgomery will be promoted to Senior Vice President, Corporate Planning & Services effective March 1, 2015.  Montgomery joined the Company in 2014 as Vice President, Corporate Planning & Services following over 25 years of other experience in the oil and gas industry.

John Gardner will be promoted to Vice President, effective March 1, 2015, while maintaining his role as Treasurer, for which he was appointed in August 2013.

Ted Botner will be promoted to Vice President effective March 1, 2015.  Botner will maintain his role of Corporate Secretary, for which he was appointed in August 2013.

A full text of the news release announcing the details of promotions in executive management of the Company effective March 1, 2015 is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

(d)	Exhibits

99.1	A news release dated February 5, 2015 announcing details of promotions in executive management of the Company effective March 1, 2015 is attached here to as Exhibit 99.1.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MURPHY OIL CORPORATION

By:	/s/ John W. Eckart
John W. Eckart
Senior Vice President and Controller

Date:  February 6, 2015

Exhibit Index

99.1	News release dated February 5, 2015, as issued by Murphy Oil Corporation.